UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 2, 2011
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 2, 2011, Digital River, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the holders of 35,217,263 shares of the Company’s Common Stock (88.8%) were represented in person or by proxy constituting a quorum. The following matters were considered and voted upon at the Annual Meeting, and received the votes set forth below:
Proposal 1 — Election of Directors
Nominees for election for a three-year term expiring at the 2014 Annual Meeting:

Name	Votes For	Votes Withheld	Broker Non-vote
Thomas F. Madison	30,042,377	2,483,922	2,690,964
Cheryl F. Rosner	32,248,295	278,004	2,690,964
Nominee for election for a term expiring at the 2012 Annual Meeting:

Name	Votes For	Votes Withheld	Broker Non-vote
Alfred F. Castino	32,245,455	280,844	2,690,964
Proposal 2 — To submit an advisory vote on the Corporation’s executive compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-vote
22,202,996	10,308,859	14,444	2,690,964
Proposal 3 — To submit an advisory vote on the frequency for stockholders’ advisory vote on the Corporation’s executive compensation:

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
29,400,946	1,022,283	2,084,849	18,221	2,690,964
Proposal 4 — To approve an amendment to the 2007 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-vote
21,473,890	10,988,999	63,410	2,690,964
Proposal 5 — To approve the Amended and Restated 2011 Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-vote
31,623,682	890,649	11,968	2,690,964
Proposal 6 — To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2011

Votes For	Votes Against	Votes Abstained	Broker Non-vote
33,656,755	1,525,801	34,707	-0-

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	President and Chief Financial Officer

Date: June 6, 2011